Exhibit 77(q)(1)

Exhibits

(e)(1)   Amended Schedule A dated November 2009 to the Investment Management Agreement dated March 1, 2002 between ING Strategic Allocation Portfolios, Inc. and ING Investments LLC – Filed herein.

(e)(2)   Amended Schedule A dated November 2009 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments LLC and ING Investment Management Col – Filed herein.